                                                                    Exhibit 99.1

[LOGO] TRIAD
       HOSPITALS, INC.
                                                                            NEWS
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

Investor Contact:
Deborah Little                                                    Media contact:
Investor Relations Coordinator and                      Patricia G. Ball, Ed. D.
Executive Assistant to the CFO                    Vice President, Marketing & PR
972-701-2259                                                        972-789-2719



                      Triad Reports Second Quarter Results


DALLAS, TX (July 30, 2001) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) today reported consolidated financial results for the three months ended June 30, 2001. For the quarter, the Company reported revenues of $651.5 million; earnings before interest, taxes, depreciation, amortization and certain other charges ("EBITDA") of $95.4 million; and diluted earnings per share from continuing operations ("EPS") of $0.07, compared with diluted EPS of $0.03 in the prior year.

The above results include only two months of former Quorum Health Group, Inc. ("Quorum") facilities following the acquisition of Quorum on April 27, 2001, in accordance with the purchase method of accounting used to record the transaction. The results exclude two special items associated with the transaction: (i) $31 million of non-recurring charges associated with coordinating Quorum's former accounting policies, practices and estimation processes with those of Triad and (ii) $3.8 million of non-cash stock option expense associated with the early vesting of options upon close of the acquisition. Continuing operations also exclude an extraordinary loss on retirement of debt of $2.4 million in connection with the Company's refinancing of its debt as part of the acquisition financing.

Including the two special items associated with the transaction, revenues were $643.2 million for the three months and $1,009.0 million for the six months; EBITDA was $64.8 million for the three months and $123.3 million for the six months; and diluted loss per share from continuing operations was $(0.32) for the three months and $(0.24) for the six months. Including the extraordinary loss on retirement of debt, diluted loss per share was $(0.36) for the three months and $(0.29) for the six months.

Cash flow from operations for the three months totaled $62.7 million, after cash interest and tax payments of $25.6 million, and cash flow from operations for the six months totaled $114.2 million, after cash interest and tax payments of $32.9 million.

For the Triad facilities that were owned prior to the Quorum acquisition, on a pro forma basis, patient admissions increased 7.6%, net inpatient revenue per admission increased 4.6%, adjusted admissions increased 6.3%, net patient revenue per adjusted admission increased 3.4%, outpatient visits increased 7.0%, and revenues increased 9.8% for the quarter over the prior year period.

On a pro forma basis including the former Quorum facilities, patient admissions increased 5.2%, adjusted admissions increased 3.2%, net patient revenue per adjusted admission increased 4.5%, outpatient visits increased 1.0%, and revenues increased 7.3% over the prior year period.

At June 30, cash and cash equivalents were $19.3 million, and the Company had drawn down $55.0 million on its $250.0 million Revolving Credit Facility. Total debt outstanding was $1,892.3 million, or $1,884.7 million net of a $7.6 million original issue discount on the Company's 11% Senior

Subordinated Notes. The Company had reduced its Asset Sale Loan to $104.4 million from $150.0 million; as of July 2, the Company had further reduced the Asset Sale Loan to $97.8 million. Accounts receivable days outstanding were 66 during the quarter for the Triad facilities that were owned prior to the Quorum acquisition, down from 74 days in the prior year quarter. Shareholders' equity totaled $1,680.9 million at June 30. In connection with the Quorum acquisition, purchased assets, including intangibles, have been allocated on a preliminary basis awaiting receipt of final appraisals and identification of all liabilities assumed.

In addition to the acquisition of Quorum, the Company has spent $67.6 million on capital expenditures to date in 2001, including two months of capital expenditures for former Quorum facilities since the acquisition. Prior to the acquisition, Quorum had spent an additional $56.2 million on capital expenditures during 2001. The Company expects to spend up to $300 million on capital expenditures in all of 2001, including twelve months of former Quorum facilities. 2001 capital expenditures include costs to partially construct new facilities in Fort Wayne, IN (Dupont Hospital, which opened in April 2001); Vicksburg, MS; Bentonville, AR; and Las Cruces, NM, as well as major expansions in Tucson, AZ; Tulsa, OK; Greenbrier, WV; and Denton, TX.

On May 3, the Company sold former Quorum facilities UniMed Medical Center and Kenmare Community Hospital in Minot, ND, for approximately $46 million. On June 29, the Company sold Mission Bay Hospital in San Diego, CA, for approximately $7 million. Proceeds from these sales were used to reduce the Asset Sale Loan.
The Company has also signed a definitive agreement to sell another former Quorum facility for $19 million and expects to close the sale on or around July 31; the Company will retain an ownership interest in undeveloped land adjacent to the hospital. The buyer is Nashville-based Ardent Health Services, an affiliate of Welsh, Carson, Anderson and Stowe, of which Russ Carson, a director of Triad, is a partner. The Company intends to use these proceeds to further reduce the Asset Sale Loan.

"After three months of operating the former Quorum facilities, we remain excited about the acquisition," said Triad Chairman and CEO, James D. Shelton. "We have begun already to apply Triad's strategy of developing physician and community relationships. We now have a Physician Leadership Group in place at each of the former Quorum facilities and expect to begin seeing the benefit of giving physicians direct input into their hospitals' operations and strategies. By the end of August, we will also have reconfigured the local boards of trustees at the former Quorum facilities so that they comprise an equal number of local community leaders and key physicians. We expect to make meaningful progress at many of these facilities over the next several quarters, and we continue to believe there are significant opportunities for long-term growth."

"However, we still have much work to do," said Mr. Shelton, "so we remain comfortable with our EPS guidance for the remainder of 2001 and still expect EPS of $0.05-0.07 for the third quarter and $0.16-0.18 for the fourth quarter."

The Company will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) on Tuesday, July 31 to discuss its quarterly results. To listen to the call, please call 913-981-4910, conference code 613419. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820, conference code 613419.

Triad owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. The Company completed a spin-off and began operations as an independent company on May 11, 1999. On April 27, 2001, the Company acquired Quorum for approximately $2.4 billion in cash, stock and the refinancing of debt and other obligations and the assumption of other liabilities. With the acquisition of Quorum, Triad has 49 hospitals and 14 ambulatory surgery centers in 17 states with approximately 9,000 licensed beds.

--------------------------------------------------------------------------------

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

                             Triad Hospitals, Inc.
           Consolidated Statement of Income Excluding Special Items
               For the Periods Ended June 30, 2001 and 2000 (1)
                                   Unaudited
               (Dollars in millions, except earnings per share)

                                                                                              For the three months ended
                                                                                    -----------------------------------------------
                                                                                           2001                      2000
                                                                                           ----                      ----
                                                                                    Amount      Percentage     Amount    Percentage
                                                                                   --------     ----------     -------   ----------
Revenues                                                                           $ 651.5        100.0%       $ 302.5    100.0%

Operating expenses:
  Salaries and benefits                                                              284.9         43.7%         124.4     41.1%
  Supplies                                                                           101.0         15.5%          45.3     15.0%
  Other operating expenses                                                           122.5         18.8%          65.8     21.7%
  Provision for doubtful accounts                                                     50.7          7.8%          25.1      8.3%
  Depreciation                                                                        36.4          5.6%          18.7      6.2%
  Amortization                                                                         7.3          1.1%           1.7      0.6%
  Interest expense                                                                    32.9          5.1%          13.6      4.5%
  ESOP expense                                                                         2.1          0.3%           1.5      0.5%
  Gain on sale of assets                                                                -           0.0%          (0.2)    (0.1%)
                                                                                   -------      --------       -------   -------
Total operating expenses                                                             637.8         97.9%         295.9     97.8%
                                                                                   -------      --------       -------   -------

Income from continuing operations before minority
    interest, equity in earnings and income taxes                                     13.7          2.1%           6.6      2.2%
Minority interests in earnings of consolidated entities                               (2.8)        (0.4%)         (2.1)    (0.7%)
Equity in earnings of affiliates                                                       3.0          0.4%          (0.8)    (0.3%)
                                                                                   -------      --------       -------   -------
Income from continuing operations before income tax provision (2)                     13.9          2.1%           3.7      1.2%

Income tax provision                                                                  (9.7)        (1.5%)         (2.6)    (0.8%)
                                                                                   -------      --------       -------   -------
Income from continuing operations (2)                                              $   4.2          0.6%       $   1.1      0.4%
                                                                                   =======      ========       =======   =======

Income per share from continuing operations (2):
  Basic                                                                             $ 0.07                      $ 0.03
  Diluted                                                                           $ 0.07                      $ 0.03

Shares used in earnings per share calculations                                  58,300,406                  31,467,170
Shares used in diluted earnings per share calculations                          61,625,820                  33,680,419

EBITDA (3)                                                                          $ 95.4                      $ 41.1
EBITDA margin (as % of revenues)                                                     14.6%                       13.6%


(1) 2001 results exclude special items associated with the transaction: (i) $31 million of non-recurring charges associated with coordinating Quorum's former accounting policies, practices and estimation processes with those of Triad and (ii) $3.8 million of non-cash stock option expense associated with the early vesting of options upon close of the acquisition. 2001 results are in accordance with the purchase method of accounting for the acquisition of Quorum April 27, 2001.

(2) Continuing operations exclude an extraordinary loss on retirement of debt of $2.4 million in connection with the Company's refinancing of its debt related to the acquisition.

(3) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interest. EBITDA comprises:

     Revenues                                                    $ 651.5        100.0%               $ 302.5        100.0%
     Less:
              Salaries and benefits                                284.9         43.7%                 124.4         41.1%
              Supplies                                             101.0         15.5%                  45.3         15.0%
              Other operating expenses                             122.5         18.8%                  65.8         21.7%
              Provision for doubtful accounts                       50.7          7.8%                  25.1          8.3%
              Equity in earnings of affiliates                      (3.0)        (0.4%)                  0.8          0.3%
                                                       --------------------------------    --------------------------------
     EBITDA                                                       $ 95.4         14.6%                $ 41.1         13.6%

                             Triad Hospitals, Inc.
                                Operating Data
                                   Unaudited

                                              For the three months ended June 30,
                                      ---------------------------------------------------
                                           2001              2000             Change
                                      ----------------  ---------------   ---------------
  Number of hospitals

  Owned and managed                                23               23                 0
  Acquired (1)                                     25                0                25
  Sold or closed                                   (2)               2                (4)
  Leased to third party                             2                2                 0
  Joint venture (equity) (2)                        1                2                (1)
  Total at end of period                           49               29                20


  Licensed beds

  Owned and managed                             3,363            3,346                17
  Acquired (1)                                  4,451                0             4,451
  Sold or closed                                 (222)             288              (510)
  Leased to third party                           726              726                 0
  Joint venture (equity) (2)                      166              282              (116)
  Total at end of period                        8,484            4,642             3,842





(1) Former Quorum facilities, plus two hospitals the Company acquired in the fourth quarter of 2000 and another hospital in which the Company acquired the remaining 50% interest in January 2001.

(2) 2001 joint venture excludes one hospital in which the Company acquired the remaining 50% interest in January 2001.

                              Triad Hospitals, Inc.
               Operating Data - Excluding Former Quorum Facilities
                                    Unaudited

                                                                                  For the three months ended June 30,
                                                                          ---------------------------------------------------
                                                                               2001             2000             Change
                                                                          ---------------  ----------------  ----------------
  Operating Statistics (1)

  Number of hospitals                                                                 26                26                 0
  Licensed beds                                                                    3,723             3,707                16
  Admissions                                                                      35,395            32,883              7.6%
  Average length of stay (days)                                                      4.3               4.2              2.4%
  Surgeries                                                                       60,200            56,954              5.7%
  Outpatient visits (including emergency room visits)                            339,316           317,009              7.0%
  Adjusted patient days                                                          260,157           237,889              9.4%
  Adjusted admissions                                                             60,327            56,777              6.3%

  Inpatient revenue per admission                                               $5,362.3          $5,124.2              4.6%
  Patient revenue per adjusted patient day                                      $1,330.7          $1,325.0              0.4%
  Patient revenue per adjusted admission                                        $5,738.7          $5,551.6              3.4%

  Patient revenues (millions)                                                     $346.2            $315.2              9.8%
  Non-patient revenues (millions)                                                  $12.6             $11.7              7.7%
  Revenues (millions)                                                             $358.8            $326.9              9.8%





(1) Statistics exclude the former Quorum hospitals that the Company acquired April 27 2001; one hospital that the Company manages but owns only 50% and reports on an equity basis; two hospitals leased to a third party; and all sold and closed facilities. Statistics include pro forma adjustments for two hospitals that the Company acquired in the fourth quarter of 2000 as if the Company had owned them in the second quarter of 2000, and adjustments for one hospital as if the Company had owned it in full and had consolidated it for financial reporting during the first and second quarters of 2000; the Company acquired the remaining 50% interest and began reporting it on a consolidated basis effective January 1, 2001. Non-patient revenues include lease payments to the Company for the two hospitals leased to a third party.

                              Triad Hospitals, Inc.
                    Operating Data - Former Quorum Facilities
                                    Unaudited

                                                                  For the three months ended June 30,
                                                          ----------------------------------------------------
                                                               2001              2000             Change
                                                          ----------------  ----------------  ----------------
  Former Quorum Facilities (1)

  Admissions                                                       33,315            32,420              2.8%
  Outpatient visits                                               524,895           538,817             (2.6%)
  Adjusted admissions                                              56,426            56,124              0.5%
  Patient revenue per adjusted admission                         $6,812.0          $6,471.0              5.3%
  Revenues (millions) (2)                                          $431.4            $409.5              5.3%


                                                                  For the three months ended March 31,
                                                          ----------------------------------------------------
                                                               2001              2000             Change
                                                          ----------------  ----------------  ----------------
  Former Quorum Facilities (1)

  Admissions                                                       35,924            34,930              2.8%
  Outpatient visits                                               536,623           547,651             (2.0%)
  Adjusted admissions                                              59,502            58,087              2.4%
  Patient revenue per adjusted admission                         $6,610.0          $6,492.0              1.8%
  Revenues (millions) (2)                                          $438.4            $421.5              4.0%




(1) Statistics are for former Quorum facilities only and exclude facilities that the Company has sold, closed or designated held for sale: Carolinas Hospital System - Kingstree in Kingstree, SC, on which the Company's lease has been terminated; UniMed Medical Center and Kenmare Community Hospital in Minot, ND, which the Company sold on May 3; Summit Hospital in Baton Rouge, LA, which the Company plans to sell on or around July 31; and Doctors Hospital of Stark County in Massillon, OH, which the Company has designated held for sale.

(2)  Includes non-patient revenues.

                              Triad Hospitals, Inc.
                           Operating Data - Pro Forma
                                    Unaudited

                                                                  For the three months ended June 30,
                                                          ----------------------------------------------------
                                                               2001              2000             Change
                                                          ----------------  ----------------  ----------------
  Pro Forma (1)

  Admissions                                                       68,710            65,303              5.2%
  Outpatient visits                                               864,211           855,826              1.0%
  Adjusted admissions                                             116,515           112,901              3.2%
  Patient revenue per adjusted admission                         $6,277.0          $6,008.8              4.5%
  Revenues (millions) (2)                                          $790.2            $736.4              7.3%


                                                                  For the three months ended March 31,
                                                          ----------------------------------------------------
                                                               2001              2000             Change
                                                          ----------------  ----------------  ----------------
  Pro Forma (1)

  Admissions                                                       73,506            70,521              4.2%
  Outpatient visits                                               895,335           887,478              0.9%
  Adjusted admissions                                             121,030           116,930              3.5%
  Patient revenue per adjusted admission                         $6,166.2          $5,978.0              3.1%
  Revenues (millions) (2)                                          $804.2            $755.6              6.4%





(1) Excludes facilities that the Company has sold, closed or designated held for sale: all of the former Quorum facilities previously mentioned, plus Mission Bay Hospital in San Diego, CA, which the Company closed in November 2000, and Community Medical Center of Sherman in Sherman, TX, which the Company sold in December 2000.

(2)  Includes non-patient revenues.

                              Triad Hospitals, Inc.
                        Consolidated Statement of Income
                  For the Periods Ended June 30, 2001 and 2000
                                    Unaudited
             (Dollars in millions, except earnings (loss) per share)

                                                                                                 For the three months ended
                                                                                       ---------------------------------------------
                                                                                              2001                      2000
                                                                                              ----                      ----
                                                                                       Amount      Percentage   Amount    Percentage
                                                                                       -------     ----------   -------   ----------
Revenues                                                                               $ 643.2       100.0%     $ 302.5      100.0%

Operating expenses:
  Salaries and benefits                                                                  288.7        44.9%       124.4       41.1%
  Supplies                                                                               101.0        15.7%        45.3       15.0%
  Other operating expenses                                                               122.5        19.0%        65.8       21.7%
  Provision for doubtful accounts                                                         69.2        10.8%        25.1        8.3%
  Depreciation                                                                            36.4         5.7%        18.7        6.2%
  Amortization                                                                             7.3         1.1%         1.7        0.6%
  Interest expense                                                                        32.9         5.1%        13.6        4.5%
  ESOP expense                                                                             2.1         0.3%         1.5        0.5%
  Gain on sale of assets                                                                    -          0.0%        (0.2)      (0.1%)
                                                                                       -------      -------       -----     -------
Total operating expenses                                                                660.1        102.6%       295.9       97.8%
                                                                                       -------      -------       -----     -------

Income (loss) from continuing operations before minority
    interest, equity in earnings and income taxes                                        (16.9)       (2.6%)        6.6        2.2%
Minority interests in earnings of consolidated entities                                   (2.3)       (0.4%)       (2.1)      (0.7%)
Equity in earnings of affiliates                                                          3.0          0.5%        (0.8)      (0.3%)
                                                                                       -------      -------       -----     -------
Income (loss) from continuing operations before income tax provision                     (16.2)       (2.5%)        3.7        1.2%

Income tax provision                                                                      (2.7)       (0.4%)       (2.6)      (0.8%)
                                                                                       -------      -------       -----     -------
Income (loss) from continuing operations                                                 (18.9)       (2.9%)        1.1        0.4%

Extraordinary loss on retirement of debt, net of income tax benefit of $1.5 million       (2.4)       (0.4%)         -         0.0%

Net income (loss)                                                                      $ (21.3)       (3.3%)      $ 1.1        0.4%
                                                                                       =======      =======       =====     =======

Income (loss) per share:
  Basic
      Continuing operations                                                             $ (0.32)                  $ 0.03
      Extraordinary loss on retirement of debt                                          $ (0.04)                  $    -
                                                                                  --------------               ----------
      Net income (loss)                                                                 $ (0.36)                  $ 0.03
                                                                                  ==============               ==========

  Diluted
      Continuing operations                                                             $ (0.32)                  $ 0.03
      Extraordinary loss on retirement of debt                                          $ (0.04)                  $    -
                                                                                  --------------               ----------
      Net income (loss)                                                                 $ (0.36)                  $ 0.03
                                                                                  ==============               ==========


Shares used in earnings per share calculations                                       58,300,406               31,467,170
Shares used in diluted earnings per share calculations                               58,300,406               33,680,419


EBITDA (1)                                                                               $ 64.8                   $ 41.1
EBITDA margin (as % of revenues)                                                          10.1%                    13.6%


(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interest. EBITDA comprises:

     Revenues                                                $ 643.2        100.0%           $ 302.5         100.0%
     Less:
              Salaries and benefits                            288.7         44.9%             124.4          41.1%
              Supplies                                         101.0         15.7%              45.3          15.0%
              Other operating expenses                         122.5         19.0%              65.8          21.8%
              Provision for doubtful accounts                   69.2         10.8%              25.1           8.3%
              Equity in earnings of affiliates                  (3.0)        (0.5%)              0.8           0.3%
                                                        ---------------------------    -----------------------------
     EBITDA                                                   $ 64.8         10.1%            $ 41.1          13.6%

                              Triad Hospitals, Inc.
                        Consolidated Statement of Income
                  For the Periods Ended June 30, 2001 and 2000
                                    Unaudited
             (Dollars in millions, except earnings (loss) per share)

                                                                                                      For the six months ended
                                                                                        --------------------------------------------
                                                                                                2001                   2000
                                                                                         Amount     Percentage    Amount  Percentage
                                                                                         ------     ----------    ------  ----------
Revenues                                                                                $ 1,009.0      100.0%     $ 614.1    100.0%

Operating expenses:
  Salaries and benefits                                                                     432.6       42.9%       250.8     40.8%
  Supplies                                                                                  158.0       15.7%        92.2     15.0%
  Other operating expenses                                                                  193.1       19.1%       129.3     21.1%
  Provision for doubtful accounts                                                           105.4       10.4%        49.7      8.1%
  Depreciation                                                                               57.8        5.7%        37.8      6.2%
  Amortization                                                                                9.3        0.9%         3.4      0.6%
  Interest expense                                                                           49.2        4.9%        28.5      4.6%
  ESOP expense                                                                                4.4        0.4%         2.7      0.4%
  Gain on sale of assets                                                                     (0.4)       0.0%        (4.4)    (0.7%)
  Impairment of long lived assets                                                              -         0.0%         0.9      0.1%
                                                                                        ---------     -------     -------    ------
Total operating expenses                                                                  1,009.4      100.0%       590.9     96.2%
                                                                                        ---------     -------     -------    ------

Income (loss) from continuing operations before minority
    interest, equity in earnings and income taxes                                            (0.4)       0.0%        23.2      3.8%
Minority interests in earnings of consolidated entities                                      (4.0)      (0.4%)       (4.4)    (0.7%)
Equity in earnings of affiliates                                                              3.4        0.3%        (0.4)    (0.1%)
                                                                                        ---------     -------     -------    ------

Income (loss) from continuing operations before income tax provision                         (1.0)      (0.1%)       18.4      3.0%

Income tax provision                                                                        (10.1)      (1.0%)       (9.3)    (1.5%)
                                                                                        ---------     -------     -------    ------
Income (loss) from continuing operations                                                    (11.1)      (1.1%)        9.1      1.5%

Extraordinary loss on retirement of debt, net of income tax benefit of $1.5 million          (2.4)      (0.2%)         -       0.0%
                                                                                        ---------     -------     -------    ------

Net income (loss)                                                                         $ (13.5)      (1.3%)      $ 9.1      1.5%
                                                                                        =========     =======     =======    ======

Income (loss) per share:
  Basic
      Continuing operations                                                                $ (0.24)                 $ 0.29
      Extraordinary loss on retirement of debt                                             $ (0.05)                 $    -
                                                                                    ---------------             -----------
      Net income (loss)                                                                    $ (0.29)                 $ 0.29
                                                                                    ===============             ===========

  Diluted
      Continuing operations                                                                $ (0.24)                 $ 0.27
      Extraordinary loss on retirement of debt                                             $ (0.05)                 $    -
                                                                                    ---------------             -----------
      Net income (loss)                                                                    $ (0.29)                 $ 0.27
                                                                                    ===============             ===========


Shares used in earnings per share calculations                                          45,450,006              31,403,514
Shares used in diluted earnings per share calculations                                  45,450,006              33,133,075


EBITDA (1)                                                                                 $ 123.3                  $ 91.7
EBITDA margin (as % of revenues)                                                             12.2%                   14.9%


(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interest. EBITDA comprises:

     Revenues                                                 $ 1,009.0        100.0%              $ 614.1        100.0%
     Less:
              Salaries and benefits                               432.6         42.9%                250.8         40.8%
              Supplies                                            158.0         15.7%                 92.2         15.0%
              Other operating expenses                            193.1         19.1%                129.3         21.1%
              Provision for doubtful accounts                     105.4         10.4%                 49.7          8.1%
              Equity in earnings of affiliates                     (3.4)        (0.3%)                 0.4          0.1%
                                                        ------------------------------    -------------------------------
     EBITDA                                                     $ 123.3         12.2%               $ 91.7         14.9%

                              Triad Hospitals, Inc.
                           Consolidated Balance Sheets
                                    Unaudited
                              (Dollars in millions)

                                                                             June 30,      December 31,
                                                                               2001            2000
                                                                               ----            ----
                                 Assets
Current Assets
   Cash and cash equivalents                                                  $ 19.3           $ 6.7
   Restricted cash                                                               5.7               -
   Accounts receivable, less allowances for doubtful accounts of
     $226.2 at June 30, 2001 and $122.9 at December 31, 2000                   468.1           171.1
   Inventories                                                                  78.2            34.7
   Income taxes                                                                 41.2            40.5
   Prepaid expenses                                                             20.9             9.2
   Other                                                                       111.0            66.0
                                                                           ---------       ---------
Total current assets                                                           744.4           328.2

Property and equipment, at cost:
   Land                                                                        140.7            71.9
   Buildings                                                                   979.6           540.7
   Equipment                                                                 1,131.2           662.2
   Construction in progress                                                    163.9            51.1
                                                                           ---------       ---------
                                                                             2,415.4         1,325.9
   Accumulated depreciation                                                   (622.4)         (572.9)
                                                                           ---------       ---------
                                                                             1,793.0           753.0

Intangible assets, net of accumulated amortization                           1,237.1           227.8
Investment in equity of affiliates                                             192.6            79.4
Net investment in held for sale assets                                          40.6               -
Other                                                                          110.2            12.1
                                                                           ---------       ---------
Total assets                                                               $ 4,117.9       $ 1,400.5
                                                                           =========       =========

                         Liabilities and Equity
Current liabilities
   Accounts payable                                                          $ 113.0          $ 67.4
   Accrued salaries                                                             76.5            31.8
   Current portion of long-term debt                                            14.0             9.0
   Other current liabilities                                                   111.3            28.1
                                                                           ---------       ---------
Total current liabilities                                                      314.8           136.3

Long-term debt                                                               1,870.7           581.7
Other liabilities                                                               59.6             9.6
Deferred taxes                                                                  79.7            49.2
Minority interests in equity of consolidated entities                          112.2            50.0

Common stock                                                                     0.7             0.4
Additional paid-in capital                                                   1,778.0           659.3
Unearned ESOP compensation and stockholder notes receivable                    (35.0)          (36.7)
Accumulated deficit                                                            (62.8)          (49.3)
                                                                           ---------       ---------
                                                                             1,680.9           573.7
                                                                           ---------       ---------

Total liabilities and equity                                               $ 4,117.9       $ 1,400.5
                                                                           =========       =========

                              Triad Hospitals, Inc.
                               Cash Flow Statement
                  For the Periods Ended June 30, 2001 and 2000
                                    Unaudited
                              (Dollars in millions)

                                                                            For the three months ended    For the six months ended
                                                                            --------------------------    ------------------------
                                                                                 2001          2000          2001          2000
                                                                                 ----          ----          ----          ----
Cash flows from operating activities
   Net income (loss)                                                          $ (21.3)         $ 1.0      $ (13.5)        $ 9.1
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
      Provision for doubtful accounts                                            69.2           25.1        105.4          49.7
      Depreciation and amortization                                              43.7           20.3         67.1          41.2
      ESOP expense                                                                2.1            1.5          4.4           2.7
      Minority interests                                                          2.3            2.1          4.0           4.4
      Equity in (earnings) loss of affiliates                                    (3.0)           0.9         (3.4)          0.4
      Gain on sale of assets                                                        -           (0.2)        (0.4)         (4.4)
      Deferred income taxes                                                       2.7            2.6         10.1           9.3
      Impairment of long-lived assets                                               -              -            -           0.9
      Non-cash stock option expense                                               5.5              -          5.5             -
      Extraordinary item, net of tax                                              2.4              -          2.4             -
      Increase (decrease) in cash from operating assets and liabilities
          Accounts receivable                                                   (41.5)         (27.7)       (72.2)        (40.3)
          Inventories and other assets                                            4.9           (6.3)         3.9          (7.5)
          Accounts payable and other current liabilities                         (0.2)          (5.5)         2.3         (38.9)
          Other                                                                  (4.2)           4.9         (1.4)          5.0
                                                                             --------          -----     --------         -----
      Net cash provided by operating activities                                  62.7           18.7        114.2          31.6

Cash flows from investing activities
   Purchases of property and equipment                                          (44.6)         (20.5)       (67.6)        (35.7)
   Investment in and advances to affiliates                                       3.7           (0.3)         6.2          27.5
   Proceeds received on sale of assets                                           52.1              -         52.5           4.0
   Payments for acquisitions, net of cash acquired                           (1,295.4)             -     (1,339.3)            -
   Investment in restricted cash                                                  0.0              -         (5.7)            -
   Other                                                                          5.3           (6.4)         3.3          (3.8)
                                                                             ---------         ------    ---------        ------
      Net cash (used in) investing activities                                (1,278.9)         (27.2)    (1,350.7)         (8.0)

Cash flows from financing activities
   Payments of long-term debt                                                  (388.0)          (6.1)      (390.2)        (11.6)
   Proceeds from long-term debt                                               1,648.0              -      1,680.0
   Payment of debt issue cost                                                   (47.4)             -        (47.4)            -
   Proceeds from issuance of common stock                                         8.8            2.3          9.9           3.0
   Distributions to minority partners                                            (1.8)          (2.7)        (3.2)         (4.2)
                                                                             --------          -----     --------         -----
      Net cash provided by (used in) financing activities                     1,219.6           (6.5)     1,249.1         (12.8)
                                                                             --------          ------    --------         -----
Change in cash and cash equivalents                                               3.3          (15.0)        12.6          10.8

Cash and cash equivalents at beginning of period                                 16.0           96.7          6.7          70.9
                                                                             --------         ------       ------        ------
Cash and cash equivalents at end of period                                     $ 19.3         $ 81.7       $ 19.3        $ 81.7
                                                                             ========         ======       ======        ======

Cash Interest                                                                  $ 25.4         $ 22.9       $ 32.5        $ 29.1
Cash Taxes                                                                        0.2              -          0.4             -